Exhibit 10.33

Abaxis
1320 Chesapeake Terrace, Sunnyvale, CA 94089
Phone 408-734-0200
Fax 408-734-2874

December 12, 1997

Becton Dickinson and Company
Law Department
One Becton Drive
Franklin Lakes, NJ 07417-1880

Attention: Vice President & General Manager

Dear Ladies and Gentlemen:

We hereby inform you that we are terminating your exclusivity pursuant to that certain Abaxis Supply Agreement dated September 16, 1994 by and between Abaxis, Inc. and Becton, Dickinson and Company (the "Agreement"). We are terminating your exclusivity pursuant to Section 2 of the Agreement based on your failure to order the annual minimum quantities set forth in Section 2 of the Agreement.

If you have any questions, please contact me.

Very truly yours,

ABAXIS, INC.

By /s/ Ting W. Lu

Ting W. Lu, Vice President of

Finance and CFO

cc: Vice President and General Manger

Becton Dickinson Immunocytometry Systems

San Jose, CA